Exhibit 10.2

AMENDED AND RESTATED

DEBT EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED DEBT EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 15th day of June, 2010 by and between ADVANCED LIFE SCIENCES HOLDINGS, INC., a Delaware corporation (the “Company”), and Michael T. Flavin (the “Maker”).

RECITALS

WHEREAS, the Company and the Maker have entered into that certain Third Amended & Restated Promissory Note dated as of January 4, 2010 (the “Note”) relating to indebtedness of the Company to Maker in the outstanding principal amount of $2.0 million (the “Indebtedness”);

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, Registration No. 333-165388 (as amended, the “Registration Statement”) relating to a proposed registered public offering by the Company (“Offering”) of units (the “Units”), with each unit consisting of a specified number of shares of common stock, warrants to purchase common stock (the “Stock Warrants”) and warrants to purchase additional units consisting of shares of common stock and Stock Warrants (the “Unit Warrants”);

WHEREAS, pursuant to that certain Debt Exchange Agreement dated as of May 10, 2010 (the “Original Agreement”) the Maker has agreed with the Company (acting through the independent audit committee of the Company’s board of directors) to exchange the Note for Units on the terms and conditions described therein; and

WHEREAS, the Maker and the Company (acting through the independent audit committee of the Company’s board of directors) have agreed to amend and restate the Original Agreement in its entirety upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Company hereby agree as follows:

ARTICLE I

DEBT EXCHANGE

1.1           Debt Exchange.  Within fifteen (15) days following effectiveness of the Charter Amendment (as defined below) under the laws of the State of Delaware, the Maker shall deliver the Note to the Company for cancellation and retirement in full of the Indebtedness and, in exchange, receive from the Company a number of Units determined by dividing (a) $2,000,000 by (b) the price per Unit at which the Units were issued and sold to the public in the Offering, rounded down to the nearest whole Unit with any fractional Unit being paid by the Company in cash (the “Exchange”).  The Units issuable to Maker in the Exchange are referred to herein as the “Exchange Units.”

1.2           Stockholder Approval.  Within sixty (60) days following the sale of Units by the Company in the Offering, the Company shall schedule and provide written notice to stockholders of a special meeting at which the Company shall request stockholders to approve an amendment to the Company’s certificate of incorporation (the “Charter Amendment”) providing for an increase in the authorized shares of the Company’s common stock by an amount sufficient (taking into account all shares of the Company’s common stock then outstanding or reserved for issuance) to allow for the issuance of (a) shares of common stock contained in the Exchange Units, (b) shares of common stock underlying Stock Warrants contained in the Exchange Units and (c) shares of common stock underlying Stock Warrants that are issuable upon the exercise of the Unit Warrants contained in the Exchange Units.  If the Charter Amendment is approved by stockholders representing the requisite percentage of the Company’s common stock required under Delaware law, then the Company shall file the Charter Amendment with the Secretary of State of the State of Delaware and take such further action as reasonably necessary for the Charter Amendment to become effective.

1.2           Accrued Interest.  On the date of the Exchange, the Company shall make a cash payment to the Maker in satisfaction of accrued and unpaid interest on the Indebtedness to but excluding the date of the Exchange.

1.3           Restricted Securities.  The Maker understands that the Units to be issued by the Company pursuant to this Agreement, the shares of common stock and warrants underlying such Units and the shares of common stock underlying such warrants (collectively, the “Securities”) are characterized as “restricted securities” under the federal securities laws inasmuch as they will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances.  The certificates for the Securities shall be subject to a legend or legends restricting transfer under the federal securities laws and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF THE PROPOSED SALE OR TRANSFER WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR EXEMPTION THEREFROM.

ARTICLE II

MISCELLANEOUS

2.1           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and the Maker.

2.2           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

2.3           Governing Law.  This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of Illinois, without giving affect to the conflict of laws principals thereof.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or by the remaining provisions of this Agreement.

2.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

2.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the Exchange and supersedes any prior understandings or agreements with respect thereto.

2.6           Term and Termination.  This Agreement shall terminate upon the earliest to occur of (a) the Registration Statement being terminated or withdrawn with no Units being issued by the Company thereunder, (b) the Company stockholders declining to approve the Charter Amendment by the requisite percentage under Delaware law, as reflected in certified special meeting voting results or (c) consummation of the Exchange.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Mark Caputo
Name: Mark Caputo
Title: Vice President Accounting and Controller

MICHAEL T. FLAVIN

By:	/s/ Michael T. Flavin